Exhibit 99.1

Farmland Partners Inc. Reports Fourth Quarter and Fiscal Year 2020 Results

DENVER, Mar. 17, 2021 /PRNewswire/ -- Farmland Partners Inc. (NYSE: FPI) (“FPI” or the "Company") today reported financial results for the quarter and fiscal year ended December 31, 2020.

Selected 2020 Highlights

•	During the year ended December 31, 2020, the Company:

•	completed three acquisitions, for total consideration of $1.4 million;

•	completed seven dispositions, for total consideration of $20.5 million, total gain on sale of $3.2 million, representing an IRR of approximately 11%;

•	accretively repurchased 1,034,167 shares of common stock at a weighted average price of $6.59 per share for an aggregate purchase price of $6.8 million and 140,189 shares of Series B preferred stock at a weighted average price of $22.08 per share for an aggregate purchase price of $3.1 million.

•	Mr. Tom Heneghan, CEO of Equity International, appointed to board of directors and led a $10 million investment in December 2020.

Selected Highlights Subsequent to December 31, 2020

•	Announced transaction with Ducks Unlimited for wildlife habitat conservation in January 2021.

•	Announced strategic partnership targeting farmland in Opportunity Zones in January 2021.

•	Ms. Toby O’Rourke, President and CEO of Kampgrounds of America (KOA), appointed to the board of directors in February 2021.

•	Closed on initial sale of properties to the Opportunity Zone fund for a total consideration of $18.3 million in March 2021.

Strategic Growth Initiatives

•	Continue to build off balance sheet asset management capabilities similar to the Opportunity Zone fund.

•	Pursue asset-based loan program opportunities both on balance sheet and through an off balance sheet joint venture.

•	Create financial flexibility by gradually reducing leverage.

Macro Comments

•	COVID-19 and international trade: In early 2020, row crops were negatively impacted by lower gasoline consumption and ethanol demand. In late 2020, row crops recovered due to increasing exports and tighter global supplies. Selected specialty crops were affected by COVID-19 and the decrease in hospitality, restaurants and bars, entertainment, and travel business volumes. For example, lemons, which are primarily consumed at bars and restaurants, saw a decrease in price and demand. Certain specialty crops, such as almonds, were impact by a combination of COVID-19-related logistics slowdowns and international trade tensions, resulting in extended sales cycles and weaker prices.

•	Farm income: USDA data shows farm income was strong in 2020, growing over 20% (excluding the impact of direct government payments). 2021 farm income is forecasted to grow 15% (excluding the impact of direct government payments).

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“During the pandemic, farmland assets held their value very well and avoided much of the volatility experienced in other real estate asset classes,” said Paul A. Pittman, the Company’s Chairman and CEO. “In a year plagued with uncertainty, we focused on things we could control, including opportunistic asset sales at attractive internal rates of return, continuing to demonstrate the strength in our asset values, and accretive stock repurchases at an average price that we believe to be approximately 50% of our net asset value per share at the time of such repurchases. FPI revenue performance in 2020 was challenging, partly due to COVID-19. Specialty crops subject to crop share revenue arrangements were impacted by the large decline in hotel occupancy and restaurant sales, both of which are major drivers of consumption for certain specialty crops. We expect that demand and pricing for specialty crops will improve in 2021 and that strong price projections for corn and soybeans, driven by high exports and low inventory levels, will generate great results for our row-crop tenants.”

Financial Results

•	For the three months ended December 31, 2020, the Company recorded net income of $6.4 million and basic net income to common stockholders of $0.10 per share, as compared to net income of $9.8 million and basic net income to common stockholders of $0.20 per share for the same period during 2019. For the year ended December 31, 2020, the Company recorded net income of $7.5 million and a basic net loss to common stockholders of $(0.18) per share, as compared to net income of $14.9 million and basic net income to common stockholders of $0.04 per share for the same period during 2019.

•	For the three months ended December 31, 2020, the Company recorded Adjusted Funds from Operations ("AFFO") of $5.0 million and AFFO per fully diluted share of $0.16, as compared to AFFO of $9.0 million and AFFO per fully diluted share of $0.28 for the same period during 2019. For the year ended December 31, 2020, the Company recorded AFFO of $1.8 million and AFFO per fully diluted share of $0.06, as compared to AFFO of $4.4 million and AFFO per fully diluted share of $0.13 for the same period during 2019.

•	For the three months ended December 31, 2020, the Company recorded Adjusted Earnings Before Interest Taxes Depreciation and Amortization for real estate ("Adjusted EBITDAre") of $12.0 million, as compared to $16.9 million for the same period during 2019. For the year ended December 31, 2020, the Company recorded Adjusted EBITDAre of $31.3 million, as compared to $36.4 million for the same period during 2019.

•	See "Non-GAAP Financial Measures" for complete definitions of AFFO and Adjusted EBITDAre and the financial tables accompanying this press release for reconciliations of net income to AFFO and Adjusted EBITDAre.

Operating Results

•	For the three months ended December 31, 2020, the Company recorded total operating revenues of $17.9 million, as compared to $21.9 million for the same period during 2019. For the year ended December 31, 2020, the Company recorded total operating revenues of $50.7 million, as compared to $53.6 million for the same period during 2019.

•	For the three months ended December 31, 2020, the Company recorded total operating income of $9.7 million and net operating income ("NOI") of $16.2 million, as compared to total operating income of $14.6 million and NOI of $20.2 million for the same period in 2019. For the year ended December 31, 2020, the Company recorded total operating income of $22.3 million and NOI of $43.3 million, as compared to total operating income of $26.3 million and NOI of $45.7 million for the same period in 2019.

•	See "Non-GAAP Financial Measures" for a complete definition of NOI and the financial tables included in this press release for reconciliations of net income to NOI.

Acquisition and Disposition Activity

•	During the quarter ended December 31, 2020, the Company completed one acquisition for total consideration of $0.04 million. During the year ended December 31, 2020, the Company completed three acquisitions for total consideration of $1.4 million.

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•	During the quarter ended December 31, 2020, the company the Company completed three dispositions for total consideration of $7.1 million and total gain on sale was $0.9 million. During the year ended December 31, 2020, the company the Company completed seven dispositions for total consideration of $20.5 million and total gain on sale was $3.2 million.

Balance Sheet

•	During the quarter ended December 31, 2020, the Company repurchased 30,000 shares of common stock at a weighted average price of $8.37 per share for an aggregate purchase price of $0.3 million. During the year ended December 31, 2020, the Company repurchased 1,034,167 shares of common stock at a weighted average price of $6.59 per share for an aggregate purchase price of $6.8 million.

•	During the quarter ended December 31, 2020, the Company did not repurchase any shares of Series B preferred stock. During the year ended December 31, 2020, the Company repurchased 140,189 shares of Series B preferred stock at a weighted average price of $22.08 per share for an aggregate purchase price of $3.1 million.

•	As of December 31, 2020, and the date of this press release, the Company had, respectively, 32,210,063 and 32,207,458 shares of common stock outstanding on a fully diluted basis.

•	The Company had total debt outstanding of $508.2 million at December 31, 2020, compared to total debt outstanding of $512.9 million at December 31, 2019.

Dividend Declarations

•	The Company announced that its Board of Directors has declared a quarterly cash dividend of $0.05 per share of common stock and per Class A Common OP unit. The dividends are payable on April 15, 2021, to stockholders and unit holders of record on April 1, 2021.

•	The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.3750 per share of Series B Participating Preferred Stock. The dividends are payable on March 31, 2021 to holders of Series B Participating Preferred Stock of record on March 15, 2021.

Conference Call Information

The Company has scheduled a conference call on March 18, 2021 at 11:00 a.m. (Eastern Time) to discuss its financial results for the quarter and fiscal year ended December 31, 2020. The call can be accessed live over the phone toll-free by dialing 1-866-262-6804 (U.S.), or 1-855-669-9657 (Canada), or 1-412-902-4107 (International). Participants can reference the Farmland Partners Inc. Fourth Quarter and Fiscal Year 2020 Earnings Conference Call. The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company's website, www.farmlandpartners.com. A replay of the conference call will be available beginning shortly after the end of the event until March 27, 2021 at 11:59 p.m. (Eastern Time), by dialing 1-877-344-7529 (U.S.), or 1-855-669-9658 (Canada), or 1-412-317-0088 (International); passcode: 10152751. A replay of the webcast will also be accessible on the Investor Relations section of the Company's website for a limited time following the event.

A supplemental information package accompanying this release will be made available on the Investor Relations section of the Company’s website.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality North American farmland and makes loans to farmers secured by farm real estate. As of the date of this release, the Company owns approximately 150,000 acres in 16 states, including Alabama, Arkansas, California, Colorado, Florida, Georgia, Illinois, Kansas, Louisiana, Michigan, Mississippi, Nebraska, North Carolina, South Carolina, South Dakota and Virginia. We have approximately 26 crop types and over 100 tenants. The Company elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014. Additional information: www.farmlandpartners.com or (720) 452-3100.

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Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements with respect to our outlook, proposed and pending acquisitions and dispositions, the potential impact of trade disputes and recent extreme weather events on the Company’s results, financing activities, crop yields and prices and anticipated rental rates. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company’s common stock or Series B participating preferred stock, changes in the Company’s business strategy, availability, terms and deployment of capital, the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, availability of qualified personnel, changes in the Company’s industry, interest rates or the general economy, adverse developments related to crop yields or crop prices, the degree and nature of the Company’s competition, the timing, price or amount of repurchases, if any, under the Company's share repurchase program, the ability to consummate acquisitions or dispositions under contract and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the Company’s other filings with the Securities and Exchange Commission. Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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Farmland Partners Inc.

Consolidated Balance Sheets

As of December 31, 2020 and December 31, 2019

(in thousands except par value and share data)

	December 31,
	2020	2019
ASSETS
Land, at cost	$924,952	937,813
Grain facilities	12,091	12,091
Groundwater	10,214	11,473
Irrigation improvements	53,887	53,871
Drainage improvements	12,805	12,674
Permanent plantings	54,374	52,089
Other	8,167	7,827
Construction in progress	9,284	11,911
Real estate, at cost	1,085,774	1,099,749
Less accumulated depreciation	(32,654)	(25,277)
Total real estate, net	1,053,120	1,074,472
Deposits	—	1
Cash	27,217	12,561
Notes and interest receivable, net	2,348	4,767
Right of Use Asset	93	73
Deferred offering costs	—	—
Deferred financing fees, net	87	174
Accounts receivable, net	4,120	5,515
Inventory	1,117	1,550
Prepaid expenses and other assets	2,889	3,440
TOTAL ASSETS	$1,090,991	$1,102,553

LIABILITIES AND EQUITY
LIABILITIES
Mortgage notes and bonds payable, net	$506,625	511,403
Lease Liability	93	73
Dividends payable	1,612	1,593
Derivative liability	2,899	1,644
Accrued interest	3,446	3,111
Accrued property taxes	1,817	1,873
Deferred revenue	37	71
Accrued expenses	8,272	5,868
Total liabilities	524,801	525,636

Series B Participating Preferred Stock, $0.01 par value, 6,037,500 shares authorized; 5,972,059 shares issued and outstanding at December 31, 2019, and 6,013,587 shares issued and outstanding at December 31, 2018	139,766	142,861
Redeemable non-controlling interest in operating partnership, preferred units	120,510	120,510

EQUITY
Common stock, $0.01 par value, 500,000,000 shares authorized; 29,952,608 shares issued and outstanding at December 31, 2019, and 30,594,592 shares issued and outstanding at December 31, 2018	297	292
Additional paid in capital	345,870	338,387
Retained earnings	1,037	6,251
Cumulative dividends	(54,751)	(48,784)
Other comprehensive income	(2,380)	(1,644)
Non-controlling interests in operating partnership	15,841	19,044
Total equity	305,914	313,546
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST IN OPERATING PARTNERSHIP AND EQUITY	$1,090,991	$1,102,553

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Farmland Partners Inc.

Consolidated Statements of Operations

For the three and twelve months Ended December 31, 2020 and December 31, 2019

(in thousands except par value and share data)

	(Unaudited)		(Audited)
	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
OPERATING REVENUES:
Rental income	$15,777	$19,640	$43,693	$48,119
Tenant reimbursements	982	1,754	3,637	3,146
Crop sales	456	189	1,902	978
Other revenue	702	297	1,457	1,321
Total operating revenues	17,917	21,880	50,689	53,564

OPERATING EXPENSES
Depreciation, depletion and amortization	1,990	2,026	7,972	8,320
Property operating expenses	1,710	1,726	7,350	7,897
Cost of goods sold	744	411	3,387	927
Acquisition and due diligence costs	—	6	11	6
General and administrative expenses	1,647	1,865	5,896	6,102
Legal and accounting	2,125	1,534	3,742	3,971
Other operating (income)/expenses	—	(324)	2	4
Total operating expenses	8,216	7,244	28,360	27,227
OPERATING INCOME	9,701	14,636	22,329	26,337

OTHER (INCOME) EXPENSE:
Other income	(2)	22	111	(260)
Loss (gain) on disposition of assets	(810)	50	(2,989)	(7,841)
Interest expense	4,136	4,784	17,677	19,588
Total other expense	3,324	4,856	14,799	11,487

Net income before income tax expense	6,377	9,780	7,530	14,850

Income tax expense	—	—	—	—

NET INCOME (LOSS)	6,377	9,780	7,530	14,850

Net (income) loss attributable to non-controlling interests in operating partnership	(342)	(588)	(411)	(964)

Net income (loss) attributable to the Company	$6,035	$9,192	$7,119	$13,886

Nonforfeitable distributions allocated to unvested restricted shares	(16)	(18)	(64)	(77)
Distributions on redeemable non-controlling interests in operating partnership, preferred units	(3,064)	(3,117)	(12,334)	(12,485)

Net loss available to common stockholders of Farmland Partners Inc.	$2,955	$6,057	$(5,279)	$1,324

Basic and diluted per common share data:
Basic net (loss) available to common stockholders	$0.10	$0.20	$(0.18)	$0.04
Diluted net (loss) available to common stockholders	$0.06	$0.09	$(0.18)	$0.04
Basic weighted average common shares outstanding	29,331	29,723	29,376	30,169
Diluted weighted average common shares outstanding	46,461	69,874	29,376	30,169
Dividends declared per common share	$0.05	$0.05	$0.20	$0.20

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Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

For the three and twelve months Ended December 31, 2020 and December 31, 2019

(unaudited, in thousands except par value and share data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands except per share amounts)	2020	2019	2020	2019
Net income (loss)	$6,377	$9,780	$7,530	$14,850
(Gain) loss on disposition of assets	(810)	50	(2,989)	(7,841)
Depreciation, depletion and amortization	1,990	2,026	7,972	8,320
FFO	7,557	11,856	12,513	15,329

Stock based compensation	272	268	1,060	1,527
Deferred impact of interest rate swap terminations	190	—	519	—
Real estate related acquisition and due diligence costs	—	—	11	—
Distributions on Preferred units	(3,065)	(3,117)	(12,334)	(12,486)
AFFO	$4,954	$9,007	$1,769	$4,370

AFFO per diluted weighted average share data:

AFFO weighted average common shares	31,306	31,974	31,534	32,938

Net loss per share available to common stockholders	$0.10	$0.20	$(0.18)	$0.04
Income available to redeemable non-controlling interest and non-controlling interest in operating partnership	0.12	0.10	0.44	0.40
Depreciation and depletion	0.06	0.06	0.25	0.25
Stock based compensation	0.01	0.01	0.03	0.05
(Gain) loss on disposition of assets	(0.03)	—	(0.09)	(0.24)
Real estate related acquisition and due diligence costs	—	—	—	—
Distributions on Preferred units	(0.10)	(0.09)	(0.39)	(0.37)
AFFO per diluted weighted average share	$0.16	$0.28	$0.06	$0.13

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
(in thousands)	2020	2019	2020	2019
Net income (loss)	$6,377	$9,780	$7,530	$14,850
Interest expense	4,136	4,784	17,677	19,588
Income tax expense	—	—	—	—
Depreciation, depletion and amortization	1,990	2,026	7,972	8,320
(Gain) loss on disposition of assets	(810)	50	(2,989)	(7,841)
EBITDAre	$11,693	$16,640	$30,190	$34,917

Stock based compensation	272	268	1,060	1,527
Real estate related acquisition and due diligence costs	—	—	11	—
Adjusted EBITDAre	$11,965	$16,908	$31,261	$36,444

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Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

For the three and twelve months Ended December 31, 2020 and December 31, 2019

(unaudited, in thousands except par value and share data)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
OPERATING REVENUES:
Rental income	$15,777	$19,640	$43,693	$48,119
Tenant reimbursements	982	1,754	3,637	3,146
Crop sales	456	189	1,902	978
Other revenue	702	297	1,457	1,321
Total operating revenues	$17,917	$21,880	$50,689	$53,564

Property operating expenses	1,710	1,726	7,350	7,897
NOI	$16,207	$20,154	$43,339	$45,667

Depreciation, depletion and amortization	1,990	2,026	7,972	8,320
Cost of goods sold	744	411	3,387	927
Acquisition and due diligence costs	—	6	11	6
General and administrative expenses	1,647	1,865	5,896	6,102
Legal and accounting	2,125	1,534	3,742	3,971
Other operating (income)/expenses	—	(324)	2	4
Other income	(2)	22	111	(260)
Loss (gain) on disposition of assets	(810)	50	(2,989)	(7,841)
Interest expense	4,136	4,784	17,677	19,588
Net Income	$6,377	$9,780	$7,530	$14,850

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Non-GAAP Financial Measures

The Company considers the following non-GAAP measures as useful to investors as key supplemental measures of its performance: FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

FFO

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation, depletion and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. Management presents FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating properties, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO.

AFFO

The Company calculates AFFO by adjusting FFO to exclude the income and expenses that the Company believes are not reflective of the sustainability of the Company’s ongoing operating performance, including, but not limited to, real estate related acquisition and due diligence costs and stock-based compensation.

Changes in GAAP accounting and reporting rules that were put in effect after the establishment of NAREIT’s definition of FFO in 1999 result in the inclusion of a number of items in FFO that do not correlate with the sustainability of the Company’s operating performance. Therefore, in addition to FFO, the Company presents AFFO and AFFO per share, fully diluted, both of which are non-GAAP measures. Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company’s operational performance than FFO. AFFO is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of the Company’s operating performance. Even AFFO, however, does not properly capture the timing of cash receipts, especially in connection with full-year rent payments under lease agreements entered into in connection with newly acquired farms. Management considers AFFO per share, fully diluted to be a supplemental metric to GAAP earnings per share. AFFO per share, fully diluted provides additional insight into how the Company’s operating performance could be allocated to potential shares outstanding at a specific point in time. Management believes that AFFO is a widely recognized measure of the operations of REITs and presenting AFFO will enable investors to assess the Company’s performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and AFFO per share, fully diluted and, accordingly, the Company’s AFFO and AFFO per share, fully diluted may not always be comparable to AFFO and AFFO per share amounts calculated by other REITs. AFFO and AFFO per share, fully diluted should not be considered as an alternative to net income (loss) or earnings per share (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to net income (loss) earnings per share (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

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EBITDAre and Adjusted EBITDAre

The Company calculates Earnings Before Interest Taxes Depreciation and Amortization for real estate (“EBITDAre”) in accordance with the standards established by NAREIT in its September 2017 White Paper. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates. EBITDAre is a key financial measure used to evaluate the Company’s operating performance but should not be construed as an alternative to operating income, cash flows from operating activities or net income, in each case as determined in accordance with GAAP. The Company believes that EBITDAreis a useful performance measure commonly reported and will be widely used by analysts and investors in the Company’s industry. However, while EBITDAre is a performance measure widely used across the Company’s industry, the Company does not believe that it correctly captures the Company’s business operating performance because it includes non-cash expenses and recurring adjustments that are necessary to better understand the Company’s business operating performance. Therefore, in addition to EBITDAre, management uses Adjusted EBITDAre, a non-GAAP measure.

The Company calculates Adjusted EBITDAre by adjusting EBITDAre for certain items such as stock-based compensation and real estate related acquisition and due diligence costs that the Company considers necessary to understand its operating performance. The Company believes that Adjusted EBITDAre provides useful supplemental information to investors regarding the Company’s ongoing operating performance that, when considered with net income and EBITDAre, is beneficial to an investor’s understanding of the Company’s operating performance. However, EBITDAre and Adjusted EBITDAre have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

In prior periods, the Company has presented EBITDA and Adjusted EBITDA. In accordance with NAREIT’s recommendation, beginning with the Company’s reported results for the three months ended March 31, 2018, the Company is reporting EBITDAre and Adjusted EBITDAre in place of EBITDA and Adjusted EBITDA.

Net Operating Income (NOI)

The Company calculates net operating income (NOI) as total operating revenues (rental income, tenant reimbursements, crop sales and other revenue) less property operating expenses (direct property expenses and real estate taxes). Since net operating income excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other income and losses and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and leasing farmland real estate, providing a perspective not immediately apparent from net income. However, net operating income should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other income and losses.

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